Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2024, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which reports appear in Clipper Realty Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PKF O’Connor Davies, LLP

New York, New York

August 1, 2024